Exhibit 99.1

PURCHASE AND SALE

AGREEMENT

by and between

SQUAMAR CORPORATION

and

WADE DAVIS

as Sellers

and

CORNERTSONE REALTY FUND, L.L.C.

as Buyer

2111 SOUTH INDUSTRIAL PARK AVENUE

TEMPE, ARIZONA 85282

PURCHASE AND SALE AGREEMENT

Lawyers Title Escrow No.

This Purchase Agreement (the “Agreement”) is entered into as of the Effective Date (as defined below), by and between the Buyer and the Seller identified below.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

The following terms used in this Agreement shall have the respective meanings set forth below:

Date of Agreement:	April 6, 2006

Sellers:	Squamar Corporation and Wade Davis

Buyer:	Cornerstone Realty Fund, L.L.C., a California limited liability company

Escrow Agent:	Land America Title Company (Lance Capel)

Real Property:

The parcel of real property located at 2111 South Industrial Park Avenue, Tempe, Arizona, as such property is legally described in Exhibit “A” attached hereto, together with those certain improvements located thereon consisting of a building and other related structures, improvements and fixtures affixed to such real property (the “Improvements”) and all right, title and interest, if any, of Seller in and to (i) all adjacent streets, alleys and rights-of-way and any strips or gores lying between such real property and adjacent properties, and (ii) all rights, privileges, tenements, hereditaments, access rights, common area rights, and easements appurtenant to, benefiting, or belonging to such real property.

Effective Date:	The date on which the last (second) party signs this Agreement, as indicated by the dates appearing below the signatures of Buyer and Seller at the end of this Agreement.

Opening of Escrow:

The date on which this Agreement, executed by Buyer and Seller, and is delivered to and accepted by Escrow Agent, along with the Earnest Money Deposit, which date shall be inserted by Escrow Agent below its signature at the end of this Agreement. Escrow Agent shall give Buyer and Seller prompt written notice of the date of Opening of Escrow.

Feasibility Termination Date:	Twenty Five (25) days from the Opening of Escrow

Closing Date:	On or before Five (5) business days following the expiration of the Feasibility Period.

Notice Addresses:

For Seller:	Squamar Corporation
5512 N. Camelback Canyon Place
Phoenix, Arizona 85018
Attention: Joseph S. Squatrito
Phone: (602) 524-9096
Facsimile: (877) 571-2808
Email synergybuilder@yahoo.com

Wade Davis
1333 West Broadway Road
Suite 101
Tempe, Arizona 85282
Attention: Wade Davis
Phone: (480) 948-9962
Facsimile: (877) 723-8410

For Buyer:	Cornerstone Realty Fund, L.L.C.
1920 Main Street
Irvine, California 92614
Attention: Robert C. Peterson
Phone: (877) 930-9323
with required copy to:

James A. Burns
Carson Messinger et al
3300 N. Central Avenue, Suite 1900
Phoenix, Arizona 85012

For Escrow Agent:	Land America Title Company
1920 Main Street, Suite 1200
Irvine, California
Attention: Lance Capel
Facsimile: (949) 930-9397

For Seller:	Commercial Properties, Inc.
1333 West Broadway Road
Suite 101
Tempe, Arizona 85282
Attention: Leroy Breinholt
Phone: (480) 966-6593
Facsimile: (480) 966-2307

The above addresses shall be subject to change in accordance with the provisions of paragraph 20 below.

1.             Agreement of Purchase and Sale. Subject to the terms and conditions of this Agreement, Seller agrees to sell and Buyer agrees to purchase the Property (as hereinafter defined).

2.             Subject Property. The property to be purchased and sold in accordance with this Agreement shall consist of the following (collectively, the “Property”):

2.1           Real Property. The Real Property (as defined above);

2.2           Personal Property. All furnishings, fixtures, appliances, equipment, and other personal property owned by Seller and located on, in or appurtenant to, and used in or incidental to the operation of the Real Property and/or the Improvements including, plans and all of Seller’s right, title and interest in and to trade names, trademarks and other identifying material for the Real Property (collectively, the “Personal Property”);

2.3           Contracts. All service contracts, maintenance agreements, vendor’s contracts, association management agreements, and other agreements and contracts affecting or relating to the Real Property, the Improvements or the Personal Property including, but not limited to, those contracts described in Exhibit “B” attached hereto (the “Contracts”).

3.             Purchase Price.

3.1           Amount. The purchase price to be paid by Buyer for the Property (the “Purchase Price”) shall be One Million Nine Hundred Seventy Five Thousand Dollars and no/100 ($1,975,000.00)

3.2           Payment. The Purchase Price shall be payable as follows:

3.2.1        Initial Deposit. On the Opening of Escrow, Buyer shall deposit with Escrow Agent an earnest money deposit of One Hundred Fifty Thousand Dollars and no/100 ($150,000.00) (such amount, together with all interest earned thereon while held in Escrow, being collectively referred to herein as the “Earnest Money”).

3.2.2        Balance at Closing. The Purchase Price, reduced by the Earnest Money, and increased or reduced by such funds as are required to take into account the prorations and other adjustments required by this Agreement, shall be deposited by Buyer with Escrow Agent for the account of Seller, in cash or funds immediately available in Phoenix, Arizona, on or before the Closing Date.

3.3           Earnest Money Provisions. All Earnest Money deposits hereunder shall be in the form of cash cashiers check or wire transfer. From and after the Feasibility Termination Date, all Earnest Money shall be non-refundable (except as otherwise provided elsewhere in this Agreement). In the event of Close of Escrow, the Earnest Money shall be applied against the Purchase Price. Escrow Agent is authorized and instructed to deposit the Earnest Money promptly after it is received by Escrow Agent in a federally insured money market account, subject to immediate withdrawal without penalty, in a commercial bank doing business in Phoenix, Arizona. In the event that different or additional authorizations or directions are required by Escrow Agent prior to deposit of the Earnest Money as provided above, Escrow Agent shall obtain such authorizations or directions promptly and with diligence.

4.             Escrow Instructions. This Agreement shall constitute joint escrow instructions by Buyer and Seller to Escrow Agent. If required by Escrow Agent, the parties shall execute printed escrow instructions in the standard form utilized by Escrow Agent, containing the modifications required by this paragraph and such other modifications as are mutually acceptable to Buyer, Seller and Escrow Agent (the “Printed Instructions”). In the event of a conflict between the terms of this

Agreement and the terms of the Printed Instructions, the terms of this Agreement shall prevail. The following provisions shall be deleted from the Printed Instructions prior to execution thereof by the parties: (i) any provision requiring the payment of Earnest Money to any real estate broker, and (ii) any provision requiring the approval or consent of any third party (including, but not limited to, any real estate broker) to any mutual termination or cancellation of this Agreement.

5.             Close of Escrow. The escrow established hereunder (the “Escrow”) shall be deemed to close (the “Close of Escrow”) when the Deed (as hereinafter defined) is recorded by Escrow Agent. The Close of Escrow shall occur on or before the Closing Date.

5.1           Action at Close of Escrow by Seller. At the Close of Escrow, Seller shall deliver or cause to be delivered to Escrow Agent (if not otherwise delivered prior thereto) all of the following, and with respect to any instruments or documents referred to below, all such items shall be dated as of the Close of Escrow, fully executed by the appropriate party and, if appropriate, acknowledged:

5.1.1        A Special Warranty Deed in the form attached hereto as Exhibit ”C” (the “Deed”), conveying title to the Real Property to Buyer;

5.1.2        Affidavit of Value for the Real Property;

5.1.3        Affidavit of Non-Foreign Person in the form attached hereto as Exhibit “D”;

5.1.4        Such other funds, instruments, or documents as may be reasonably necessary to fulfill the covenants and obligations to be performed by Seller pursuant to this Agreement;

5.1.5        Buyer shall have received and approved estoppel certificates with respect to the Leases from tenants leasing no less than 85% of the space in the Property (“Estoppel Certificates”). The Estoppel Certificates shall be in form attached hereoto as Exhibit “F” and substance satisfactory to Buyer and shall not disclose the existence of any default under the Leases and shall contain information that is consistent with and confirms (a) the terms of the Leases, (b) the information contained in the rent rolls delivered by Seller to Buyer, and (c) the information contained in the account receivable aging report of the Property delivered by Seller to Buyer. Seller shall deliver copies of the Estoppel Certificates promptly after their receipt from any tenant and shall deliver the original executed Estoppel Certificates to Buyer no later than five (5) business days prior to the Closing Date;

5.1.6        An Assignment of Leases in form reasonably acceptable to Buyer; and

5.1.7        A Bill of Sale in form reasonably acceptable to Buyer.

5.2           Action at Close of Escrow by Buyer. At the Close of Escrow, Buyer shall deliver or cause to be delivered to Escrow Agent (if not otherwise delivered prior thereto) all of the following, and with respect to any instruments or documents referred to below, all such items shall be dated as of the Close of Escrow, fully executed by Buyer and, if appropriate, acknowledged:

5.2.1        All funds referred to in paragraph 3 necessary to pay the Purchase Price at the Close of Escrow;

5.2.2        Affidavit of Value for the Real Property; and

5.2.3        Such other funds, instruments, or documents as are reasonably necessary to fulfill the covenants and obligations to be performed by Buyer pursuant to this Agreement.

6.             Entry on Real Property; Delivery of Information.

6.1           Property Information. Seller shall deliver to Buyer within five days of the opening of escrow all of the information and materials described in Exhibit “E” attached hereto (collectively, the “Property Information”). Seller warrants that the information provided to Buyer regarding the Property shall be true, complete and accurate to the best of Seller’s knowledge.

6.2           Right of Entry. Buyer, its agents and designees shall have the right to enter upon the Real Property at all reasonable times prior to the Close of Escrow for the purpose of inspecting the Property including, but not limited to, the physical condition of the Improvements, and conducting such tests and studies with respect to the Property as Buyer deems necessary or appropriate. Buyer shall defend, indemnify and hold Seller harmless for, from and against all claims, demands, actions, liabilities and obligations (including, but not limited to, mechanics’ and materialmen’s liens) arising from any exercise of the rights granted under this paragraph, which indemnification obligation shall survive the Close of Escrow or the termination or cancellation of this Agreement. Buyer shall promptly restore the Real Property and the Improvements to their condition existing immediately prior to any entry upon the Real Property pursuant to this paragraph.

7.             Feasibility Period. Buyer shall have until the Feasibility Termination Date to examine and approve the Property Information and to determine the suitability of the Property for Buyer’s purposes. If Buyer is dissatisfied with the Property Information and/or the Property in Buyer’s sole and absolute discretion, then Buyer shall have the right to terminate this Agreement by written notice delivered to Seller and Escrow Agent on or before the Feasibility Termination Date. If Buyer determines to proceed with this transaction, then on or before the Feasibility Termination Date, Buyer shall deliver written notice to Seller and Escrow Agent that the conditions in this paragraph are satisfied or waived by Buyer. If Buyer fails to deliver the foregoing notice on or before the Feasibility Termination Date, or if Buyer delivers written notice to Seller and Escrow Agent that it has determined not to proceed with this transaction, then this Agreement shall automatically terminate on the earlier of the Feasibility Termination Date or the date of Buyer’s delivery of written notice of its election not to proceed. Upon such termination, the Earnest Money shall be refunded to Buyer.

8.             Title Review Contingency.

8.1           Delivery of Title Commitment. As soon as practicable after the Opening of Escrow, Escrow Agent shall deliver to Seller and Buyer a commitment for an extended coverage owner’s title insurance policy issued by Escrow Agent or its title underwriter in the amount of the Purchase Price (the “Title Commitment”) committing to insure title to the Property in Buyer upon satisfaction of the Escrow Agent’s requirements, accompanied by a copy of all recorded documents affecting the Property and listed as title requirements in Schedule B, Part 1 of the Title Commitment or title exceptions in Schedule B, Part 2 of the Title Commitment. The cost for said “extended policy” shall be borne by the Buyer. Buyer shall be entitled to object to any matter set forth in the Title Commitment by delivering written notice of objection (an “Objection Notice”) to Seller and to Escrow Agent on or before ten (10) days after Buyer’s receipt of the Title Commitment (but in no event shall such date extend beyond the Feasibility Termination Date). If Buyer fails to deliver an Objection Notice objecting to any matter set forth in the Title Commitment within the ten-day period prescribed above, Buyer shall be conclusively deemed to have approved such matters.

8.2           Amendments. If Escrow Agent issues any amendment to the Title Commitment showing any material additional exception to title, other than the Permitted Exceptions (as hereinafter defined), Buyer shall be entitled to object to any such material additional exception by delivering an Objection Notice to Seller and to Escrow Agent on or before five (5) days after Buyer’s receipt of the amendment to the Title Commitment. If Buyer fails to deliver an Objection Notice objecting to any matter set forth in any amendment to the Title Commitment within the five-day period prescribed above, Buyer shall be conclusively deemed to have approved such matters. Seller shall have no obligation to cure or remove any title matter objected to by Buyer.

8.3           Cure by Seller. If Buyer timely delivers any Objection Notice pursuant to paragraph 8.1 or paragraph 8.2 above, Seller shall have until five days after its receipt of the Objection Notice (the “Cure Period”) to attempt to remove or cure the objection(s) set forth in the Objection Notice. If Seller does not remove or cure each matter to which Buyer has objected, then Buyer shall deliver to Seller and Escrow Agent within three days after expiration of the Cure Period a written notice (an “Election Notice”) stating Buyer’s election either to (i) terminate this Agreement, whereupon the Earnest Money shall be refunded to Buyer by Escrow Agent, or (ii) proceed with this transaction and waive such objection. If Buyer fails to deliver an Election Notice on or before the expiration of such three-day period, Buyer shall be deemed to have elected to proceed in accordance with clause (ii). In the event that Buyer waives (or is deemed to have waived) an objection, Buyer shall be deemed to have approved the item with respect to which the objection was made and such exception shall be part of the “Permitted Exceptions” hereunder.

8.4           Amendment to Title Commitment Issued Shortly before Closing. In the event that an amendment to the Title Commitment is issued shortly before Close of Escrow, and the amendment reveals an additional exception (other than the Permitted Exceptions), the Close of Escrow shall be extended if (and to the minimum extent) necessary: (a) to provide Buyer the period contemplated by paragraph 8.2 hereof to deliver an Objection Notice; (b) to provide Seller the Cure Period contemplated by paragraph 8.3 hereof, if Buyer delivers an Objection Notice; and (c) to provide Buyer the period contemplated by paragraph 8.3  hereof to deliver an Election Notice, if Seller does not remove or cure all of the matters to which Buyer has objected prior to expiration of such Cure Period.

8.5           Permitted Exceptions. As used in this Agreement, the term “Permitted Exceptions” collectively shall mean (i) the exceptions to title reflected in the Title Commitment, which are approved (or deemed approved) by Buyer pursuant to this paragraph 8; (ii) the additional exceptions to title reflected in any amendment(s) to the Title Commitment, which are approved (or deemed approved) by Buyer pursuant to this paragraph 8; (ii) any matters created by or arising from the act, omission or acquiescence of Buyer, its affiliates, employees, agents, contractors, subcontractors or representatives; (iii) any unpaid taxes and assessments which Buyer is required to pay under paragraph 19; and (vi) any other matters approved by Buyer under or in connection with this Agreement.

8.6           Title Insurance. Upon and as a condition to Buyer’s obligation to close Escrow, the title insurer for Escrow Agent (the “Title Insurer”) shall be unconditionally committed to issue to Buyer a standard coverage owner’s policy of title insurance in the full amount of the Purchase Price, insuring title to the Real Property in Buyer subject only to the Permitted Exceptions and to the usual exceptions, conditions and stipulations appearing in the Title

Insurer’s standard printed form of policy. Buyer may at its option elect an extended coverage owner’s policy, provided that (i) the Closing Date and Close of Escrow shall not be extended as the result of any such election by Buyer, and (ii) Buyer shall at its expense satisfy all of the Title Insurer’s requirements (including, but not limited to, survey requirements) for issuance of an extended coverage policy. Seller shall pay an amount equal to the premium for a standard coverage owner’s policy for Buyer, additionally Buyer shall pay the remainder of the premium for extended coverage obtained by Buyer.

9.             New Contracts and Property Management.

9.1           New Contracts. At all times after the Opening of Escrow and prior to the Close of Escrow, Seller agrees that it shall not enter into any new Contract, or amend or modify any Contract in effect as of the Effective Date, in any manner that would preclude Buyer from terminating the same, without cost or expense to Buyer, on not more than thirty 30 days written notice, given at any time after the Close of Escrow, unless Seller has obtained Buyer’s prior written consent thereto, which consent shall not be unreasonably withheld by Buyer. Buyer’s failure to respond to Seller’s request for consent in writing within Two (2) business day after its receipt of a written request from Seller seeking Buyer’s consent to any item described herein shall be deemed conclusively to constitute Buyer’s approval of the proposed item. Any such request by Seller shall contain a copy of the proposed new Contract (or proposed amendment or other document, as applicable).

9.2           Property Management. At all times prior to the Close of Escrow, Seller shall use its reasonable efforts to operate, manage and maintain the Property in the ordinary course of Seller’s business in accordance with Seller’s practices in effect on the Effective Date including, but not limited to, (i) timely payment and performance of its material obligations under any Contracts, (ii) payment of taxes, assessments and utility charges affecting the Property, and (iii) maintaining in full force and effect all fire, risk and liability insurance policies covering the Property as of the Effective Date.

10.           Seller Representations; AS IS Sale.

10.1         Seller Representations and Warranties. Seller acknowledges, represents and warrants to Buyer that, except as set forth in the Property Information and/or the Title Commitment, the following are true as of the Effective Date and will be true as of the Close of Escrow:

10.1.1      Authority. The transactions contemplated by this Agreement and the execution and delivery of all documents required herein, and its performance thereunder have been duly authorized by Seller and this Agreement constitutes a valid and binding obligation of Seller. The execution and delivery of this Agreement and any other document required herein and the consummation of the transactions contemplated hereby and thereby will not result in any violation of, or default under, any term or provision of any agreement, instrument, mortgage, loan or similar documents to which Seller is a party or by which Seller is bound.

10.1.2      No Litigation. There is no litigation, investigation or proceeding pending or, to the knowledge of Seller, contemplated or threatened against Seller or the Property which would affect the Property or impair or adversely affect Seller’s ability to perform its obligations under this Agreement or under any contract, instrument or document related hereto.

10.1.3      No Condemnation. To Seller’s knowledge, there are no existing, pending or anticipated condemnation or similar proceedings against or involving the Property.

10.1.4      Contracts. To Seller’s knowledge, there are no Contracts other than those Contracts described in Exhibit ”B” hereto and any additional Contract(s) entered into by Seller after the Effective Date as provided in paragraph 9.1.

10.1.5      Leases. To Seller’s knowledge, there are no Leases, entered into by Seller after the Effective Date as provided in paragraph 10.1. Leases. Copies of all Leases in effect as of the Effective Date (the “Existing Leases”), and all amendments thereto and guaranties thereof, if any, have been furnished by Seller to Buyer and the copies so provided are true and complete. The Existing Leases have not been amended, modified or terminated (except for any amendments delivered to Buyer pursuant to the preceding sentence). To Seller’s knowledge, the Existing Leases are presently in full force and effect without any material default thereunder by the applicable tenant. Except as has been disclosed to Buyer in writing, (i) no tenant has prepaid rent by more than 30 days in advance; (ii) any tenant improvements that Seller, as landlord, is obligated to complete, prior to the date hereof and pursuant to any Existing Leases, have been completed and accepted by the applicable tenant; and (iii) no tenant has notified Seller, as landlord, in writing, of any default by Seller pursuant to an Existing Lease that remains uncured.

10.1.6      No Undisclosed Assessments. To Seller’s knowledge, there are no taxes, assessments (special, general or otherwise) or benefits of any nature affecting the Property, or any portion thereof.

10.1.7      Notice of Violation. Seller is not in violation of any material law, ordinance, regulations, orders or other requirements from any governmental authorities concerning the Property; Seller has received no written notice of violation of any laws, ordinances, regulations, orders or other requirements from any governmental authorities concerning the Property. In the event Seller receives any such notices or becomes aware of any such violation prior to Closing, Seller shall so notify Buyer in writing, and if Seller is unable to cure such violation within a reasonable time, Buyer may, at its option, terminate this Agreement, in which event the Earnest Money, together with all interest thereon, shall be returned to Buyer and neither party shall have any further rights or obligations to the other hereunder or on account hereof, except for those which by the provisions of this Agreement are expressly stated to survive or occur at termination of this Agreement;

10.1.8      To the best of Seller’s actual knowledge, and except as may be set forth in any Phase I Environmental Site Assessment delivered to Buyer by Seller: (i) no hazardous waste, toxic materials or other substances the production, storage, disposal, collection or treatment of which is regulated by any governmental authorities because of their hazardous, toxic or dangerous nature (collectively “Hazardous Materials”) were in any material amount deposited, discharged, placed, stored, collected, disposed of or released into the environment at, on or under the Property, and (ii) there has been no contamination at the Property which would constitute a violation of any applicable law or create any liability for a clean-up of the Property. To the best of Seller’s actual knowledge, there are no investigations, inquiries or other proceedings by any governmental authorities relating to the presence of Hazardous Materials on the Property, or otherwise respecting Hazardous Materials in connection with the Property;

10.1.9      All Operating Statements delivered by Seller are true and correct in all material respects and accurately set forth the results of the operation of the Property for the periods covered.

10.1.10    The Rent Roll delivered by Seller to Buyer hereto is true and correct in all material respects as of the date set forth therein

To the extent that any of the representations and warranties made by Seller pursuant to this paragraph 10.1 are made to Seller’s knowledge. and Buyer is not relying on Seller to have made any such investigation or inquiry. The representations and warranties of Seller contained herein shall survive the closing for a period of one (1) year.

10.2         Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER HEREBY SPECIFICALLY DISCLAIMS ANY WARRANTY,  GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, OR CONCERNING (A) THE NATURE AND CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY OF THE REAL PROPERTY AND THE STATE OF REPAIR OF THE IMPROVEMENTS, (B) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY ELECT TO CONDUCT THEREON, (C) THE EXISTENCE OF ANY ENVIRONMENTAL HAZARDS OR CONDITIONS ON THE REAL PROPERTY OR COMPLIANCE OF THE PROPERTY WITH APPLICABLE ENVIRONMENTAL LAWS, RULES OR REGULATIONS; AND (D) THE COMPLIANCE OF THE PROPERTY WITH ANY LAWS, ORDINANCES OR REGULATIONS OF ANY GOVERNMENT OR OTHER BODY. BUYER SHALL RELY SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER. EXCEPT AS PROVIDED IN THIS AGREEMENT, BUYER FURTHER ACKNOWLEDGES THAT ANY INFORMATION PROVIDED WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND SELLER (1) HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION; AND (2) DOES NOT MAKE ANY REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, ON AN “AS IS” BASIS, AND BUYER EXPRESSLY ACKNOWLEDGES THAT, IN CONSIDERATION OF THE AGREEMENTS OF SELLER HEREIN, EXCEPT AS OTHERWISE SPECIFIED HEREIN, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE, IN RESPECT OF THE PROPERTY.

10.3         Waiver of Claims. Buyer agrees that on or before the Feasibility Termination Date, Buyer will have thoroughly inspected the Property (including, but not limited to, the condition and state of repair of the Improvements), and any failure by Buyer to terminate this Agreement in accordance with paragraph 7 shall constitute Buyer’s agreement that it has found the Property (including, but not limited to, the Improvements) to be in good condition and state of repair. Except as provided in this Agreement, Buyer agrees that Seller shall not be responsible or liable to Buyer for any construction defect, errors, or omissions or on account of any other conditions affecting the Property, as Buyer is purchasing the Property AS-IS, WHERE-IS and WITH ALL FAULTS. Buyer or anyone claiming, by, through or under Buyer, hereby fully releases Seller, its employees, officers, directors, partners, representatives and agents from any and all claims that it may now have or hereafter acquire against Seller, its employees, officers, directors, representatives and agents for any cost, loss, liability, damage, expense, demand, action or cause of action arising from or related to any construction defects, errors, omissions or other conditions affecting the Property except as provided in this Agreement. Buyer further acknowledges and agrees that this release shall be given full force and effect according to each of its expressed terms and provisions, including, but not limited to, those relating to unknown and unsuspected claims, damages and causes of action. This covenant releasing Seller shall be a covenant running with the Property and shall be binding upon Buyer. This waiver and release of claims shall survive the Close of Escrow.

11.           Possession; Use of Real Property. Seller shall deliver possession of the Property to Buyer at the Close of Escrow, subject to the Contracts, Permitted Title Exceptions and other matters set forth in this Agreement.

12.           Commissions. Upon and only in the event that the Close of Escrow hereunder, Seller shall pay to J & J Commercial Properties, Inc. (“Commercial Properties”) and Colliers ILIFF Thorn & Company (“Colliers International”) (collectively, the “Brokers”) a sales commission in the amount of Four Percent (4%) of the Purchase Price (to be split equally between Commercial Properties and Colliers ILIFF Thorn & Company (“Colliers International”), pursuant to the terms of a separate written agreement. Except as provided in this paragraph 12, each party warrants and represents to the other that no real estate sales or brokerage commissions or like commissions are or may be due in connection with this transaction. Each party agrees to indemnify, defend (with legal counsel reasonably acceptable to the indemnitee) and hold harmless the other party for, from and against any claims by third parties made by or through the acts of such party, for real estate or brokerage commissions, or a finders fee, in connection with the transactions provided herein, and all costs and expenses incurred by the indemnitee in connection therewith including, but not limited to, reasonable attorneys’ fees.

13.           Seller’s Remedies. If Buyer shall breach any of the terms or provisions of this Agreement or otherwise default prior to the Close of Escrow, and shall fail to cure such breach or default within three days following written notice thereof given by Seller to Buyer, Seller’s sole remedy shall be to terminate this Agreement and to be paid the Earnest Money as liquidated damages; provided, however, that in no event shall the deadline for Close of Escrow be extended as a result of the giving of notice by Seller of Buyer’s default as required in this paragraph 13. Seller and Buyer acknowledge that it would be extremely difficult if not impossible to ascertain Seller’s actual damages and that the Earnest Money is a reasonable forecast of just compensation to Seller resulting from Buyer’s breach. Upon default of Buyer and expiration of the applicable grace period (if any), and upon receipt of a written notice from Seller that Buyer is in breach of one or more of its obligations under this Agreement and, as a consequence thereof, Seller has elected to terminate this Agreement, Escrow Agent immediately shall disburse to Seller all Earnest Money then held in Escrow. Upon termination of this Agreement by Seller and payment to Seller of the sum of liquidated damages, neither party shall have any further obligation or liability hereunder, except indemnity obligations contained herein. Notwithstanding anything to the contrary in this paragraph, the obligations of Buyer pursuant to paragraphs 6.2, 12, and 21 hereof shall be independent of and shall not be modified, abrogated, or otherwise affected by the limitation of Buyer’s liability as set forth in this paragraph.

14.           Buyer’s Remedies. If, on or before Close of Escrow, Seller breaches any of the terms or provisions of this Agreement or otherwise defaults hereunder, and fails to cure such breach or default within three days following written notice thereof given by Buyer to Seller, Buyer may either (i) terminate this Agreement by written notice to Seller and to Escrow Agent, whereupon the Earnest Money shall be refunded to Buyer by Escrow Agent; (ii) waive such default and consummate the transaction contemplated hereby in accordance with the terms hereof; or (iii) institute all proceedings necessary to specifically enforce the terms of this Agreement and cause the Property to be conveyed to Buyer, it being understood and agreed that the Property is unique and that the right of specific performance is a just and equitable remedy under the circumstances.

Notwithstanding the foregoing, if Seller takes any action to make the remedy of specific performance unavailable, Buyer shall have all remedies available at law or equity.

15.           Termination of Agreement. If this Agreement is terminated (or deemed terminated) pursuant to a provision hereof specifically requiring that the Earnest Money (or relevant portion thereof) be returned to Buyer, then the Earnest Money (or relevant portion thereof) shall be refunded to Buyer, less Buyer’s share (if any) of escrow cancellation charges. If this Agreement is terminated (or deemed terminated) pursuant to a provision hereof specifically requiring that the Earnest Money (or relevant portion thereof) be paid to Seller, then the Earnest Money (or relevant portion thereof) shall be disbursed to and retained by Seller, less Seller’s share (if any) of escrow cancellation charges. In any event of termination or cancellation, Escrow Agent shall return all documents to the parties who supplied the documents, and Buyer shall return to Seller all reports, studies, plans, surveys, drawings, plats, specifications, and all other documents in its possession or control concerning the Property that were provided to Buyer by Seller in connection with the Property. Upon such return of Earnest Money (or relevant portion thereof) to Buyer or disbursement to Seller as liquidated damages and delivery of the foregoing documents and items, the Escrow shall be deemed canceled and this Agreement (including, but not limited to, Buyer’s obligation to purchase the Property from Seller and Seller’s obligation to sell the Property to Buyer) shall be deemed terminated. All indemnity obligations contained herein shall survive the termination of this Agreement.

16.           Condemnation or Damage. If, prior to the Close of Escrow, there is any actual or threatened taking of all or any part of the Property or any loss or destruction of all or any part of the Property, the repair or replacement of which would cost in excess of $5,000.00, as mutually determined by Buyer and Seller or, if the parties are unable to agree on such amount, then as determined by an engineer employed by Buyer and Seller to make determination, then this Agreement shall be terminated unless Buyer elects to proceed with this transaction by written notice thereof given to Seller and Escrow Agent within five days after (i) Buyer’s receipt of written notice from Seller advising of such taking or such loss or destruction, and (ii) mutual agreement of Buyer and Seller, or Buyer’s receipt of such engineer’s determination, of the amount necessary for such repair or replacement. If this Agreement is terminated pursuant to this paragraph, then the Earnest Money shall be refunded to Buyer. If buyer elects to proceed with this transaction or the cost of repair or replacement is less than $5,000.00, then Buyer shall be obligated to proceed with this transaction (subject to the other provisions hereof), but Buyer shall be entitled to any and all condemnation proceeds payable as a result of such taking, or any and all insurance proceeds payable as a result of such loss or destruction, or both, and Seller shall assign to Buyer all of Seller’s right, title and interest in and to such condemnation proceeds, or insurance proceeds, or both, on or prior to the Close of Escrow, without any reduction in the Purchase Price. If Buyer shall fail to notify Seller in writing of Buyer’s election within the applicable period to proceed with this transaction, then Buyer shall conclusively be deemed to have elected to terminate this Agreement.

17.           Prorations and Closing Costs.

17.1         Proration Items.

17.1.1      Income and Expense Items. Real property taxes, personal property taxes (if any), rents, other income (if any), interest (if any), utilities (unless final bills are obtained by Seller through the day before the Closing Date) and operating expenses (including amounts payable under Contracts) shall be prorated as of the Closing Date unless the closing is extended and Buyer takes possession of the property as described in ‘CLOSING DATE’ . All transaction privilege and sales taxes due and payable as of the Close of Escrow with respect to the Property shall be paid by Seller.

17.1.2      Utility and Other Deposits. At the Close of Escrow, rights to all deposits for utilities and Contracts being assumed by Buyer shall be transferred to Buyer, and Buyer shall pay Seller an amount equal to such deposits.

17.1.3      Insurance. All fire, hazard, public liability and other insurance on the Property shall be provided new by Buyer at its expense at the Close of Escrow, and premiums therefore shall not be prorated.

17.1.4      Legal Fees. Each party shall pay its own legal fees and expenses in connection with the transaction contemplated by this Agreement, provided that nothing contained in this sentence shall affect or limit the provisions of paragraph 21.

17.1.5      Escrow and Recording Fees; Other Closing Costs. Escrow, recording fees, and all other closing costs shall be allocated between Buyer and Seller in accordance with the prevailing custom in Maricopa County, Arizona, as determined by Escrow Agent.

17.2         Time of Prorations; Delivery of Proration Schedule. All proration items shall be prorated between Seller and Buyer as of 12:01 a.m. on the Closing Date. Subject to the provisions of paragraphs 17.3 below, all prorations shall be final. At least ten days prior to the Close of Escrow, Seller shall deliver to Buyer and Escrow Agent a tentative prorations schedule, together with such supporting documentation as may be reasonably necessary for Buyer to evaluate the prorations as calculated therein. The calculations set forth in such proration schedule shall be made in accordance with this Agreement.

17.3         Latest Available Information; Refunds. For purposes of prorating taxes and assessments, the latest available tax statement shall be used. Any refunds for years prior to 2006 shall be paid to Seller.

17.4         Adjustments. In the event any prorations made pursuant hereto shall prove incorrect for any reason whatsoever, or in the event the prorations set forth above are estimated on the most currently available (rather than based on the actual final) bills, either party shall be entitled to an adjustment to correct the same provided that it makes written demand on the other within twelve (12) months after the Closing Date. The provisions of this Section 17.4 shall survive after Closing.

18.           No Partnership; Third Person. It is not intended by this Agreement to, and nothing contained in this Agreement shall, create any partnership, joint venture or other arrangement between Seller and Buyer. No term or provision of this Agreement is intended to benefit any person, partnership, corporation or other entity not a party hereto (including, without limitation, any broker), and no such other person, partnership, corporation or entity shall have any right or cause of action hereunder.

19.           Assignment. Buyer shall not prior to Close of Escrow voluntarily or by operation of law assign or otherwise transfer or encumber all or any part of Buyer’s interest in this Agreement or in the Property. Any attempt to assign, transfer or encumber shall be void and shall be a breach of this Agreement. Notwithstanding the foregoing, Buyer may assign its interest hereunder to any Permitted Transferee (as hereinafter defined); provided, however, that any assignment pursuant to this paragraph 19 shall be conditioned upon the delivery to Seller of written notice of such assignment together with an executed copy of documents pursuant to which such assignee assumes all of Buyer’s covenants under this Agreement and agrees to be bound by all of the terms, conditions and provisions hereof. Any such assignment shall not affect or limit the liability of Buyer hereunder, even if, after such assignment, the terms of this Agreement are materially altered, without the consent of Buyer which consent shall not be necessary. As used herein, the term “Permitted Transferee” shall mean any individual or entity controlled by, or under common control with, Buyer (including any limited partnership whose general partner is Buyer, or is controlled by, or under common control with, Buyer).

20.           Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be given by personal delivery, facsimile transmission, overnight courier or by deposit in the United States mail, first class, registered or certified, return receipt requested, postage prepaid, correctly addressed to the intended recipient at the Notice Address specified on page 2 of this Agreement. Such notices and other communications shall be deemed to be given and received as follows:  (i) upon actual receipt, if delivered personally; (ii) upon actual receipt, if transmitted by facsimile on a business day before 5:00 p.m. (Phoenix time); (iii) upon the next business day following transmission if transmitted by facsimile on a day which is not a business day or if transmitted after 5:00 p.m. (Phoenix time) on a business day; (iv) the next business day, if delivered by overnight courier; or (v) three days following deposit in the mail, if delivered by mail. The parties and Escrow Agent may, from time to time, designate a different address by written notice given in the manner provided for above, not less than three days prior to the effective date of the change.

21.           Attorneys’ Fees. In the event of arbitration or other legal proceedings resulting from a dispute hereunder or for a default hereunder or to enforce the provisions hereof, the prevailing party in any such arbitration or other proceeding shall be entitled to recover its costs and expenses, including reasonable attorneys’ fees and expert witness fees, with attorneys’ fees to be determined by the arbitrator (or, as applicable, the court and not a jury) in any such arbitration or other proceeding.

22.           Entire Agreement. This Agreement, together with any exhibits and other matters attached hereto and/or incorporated herein by this reference, constitutes the entire contract and agreement between the parties. All terms, conditions, representations, warranties, understandings and interpretations contained in any other written or oral communications between the parties are superseded. In executing this Agreement, the parties acknowledge that they are relying solely on the matters set forth herein and not on any other inducements, written or oral, by the other party or any agent, employee or representative thereof.

23.           Further Instruments. Each party, promptly upon the written request of the other or Escrow Agent, shall execute (and have acknowledged, if appropriate) and deliver to the other or to Escrow Agent, or as may be otherwise reasonably designated, all additional instruments reasonably requested to evidence or give effect to this Agreement, whether the request is made before or after the Close of Escrow.

24.           Modification of Agreement. No modification of this Agreement shall be effective unless it is in writing and is signed by all parties hereto.

25.           Waiver. No waiver of any term or condition of this Agreement shall be effective unless it is in writing and is signed by the party against whom enforcement of the waiver is sought, and then only in the particular circumstances specified. No failure by a party to exercise any right or privilege provided for herein, or to require timely performance of any obligation herein in strict accordance with the provisions hereof, shall preclude the exercise of such rights or privileges or the enforcement of such obligations in different circumstances or upon the reoccurrence of the same or similar circumstances. Moreover, the exercise of any remedy provided for at law, in equity, or herein shall not by implication preclude the exercise of any other remedy except when, and then only to the extent that, the other remedy is expressly forbidden or limited by the provisions hereof.

26.           Time Periods. As used in this Agreement, the term “business day” shall mean a day that is not a Saturday, Sunday or federal or State of Arizona legal holiday. If the time fixed for performance of any obligation hereunder expires on a day that is not a business day, the deadline shall be extended automatically to the next day that is a business day. Except as may be otherwise expressly provided herein, the time for performance of any obligation hereunder shall expire at 5:00 p.m. (Phoenix time) on the last day of the period allowed hereunder.

27.           Time of the Essence. Time is of the essence for performance or satisfaction of all requirements, conditions, or other provisions hereof.

28.           Applicable Laws. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.

29.           Construction. As used in this Agreement, the masculine, feminine and neuter gender and the singular or plural shall each be construed to include the other whenever the context so requires. This Agreement shall be construed as a whole and in accordance with its fair meaning, without regard to any presumption or rule of construction causing this Agreement or any part of it to be construed against the party causing the Agreement to be written. The parties acknowledge that each has had a full and fair opportunity to review the Agreement and to have it reviewed by counsel. If any words or phrases in this Agreement have been stricken, whether or not replaced by other words or phrases, this Agreement shall be construed (if otherwise clear and unambiguous) as if the stricken matter never appeared and no inference shall be drawn from the former presence of the stricken matters in this Agreement or from the fact that such matters were stricken.

30.           Inurement. This Agreement shall be binding upon and shall inure to the benefit of the heirs, personal representatives, successors and permitted assigns of the respective parties.

31.           IRS Real Estate Sales Reporting. Buyer and Seller hereby appoint Escrow Agent as, and Escrow Agent agrees to act as, “the person responsible for closing” the transactions which are the subject of this Agreement pursuant to Internal Revenue Code of 1986 § 6045(e). Escrow Agent shall prepare and file the informational return (IRS Form 1099-B) required by and otherwise comply with the terms of Internal Revenue Code § 6045(e). Escrow Agent further agrees to indemnify and hold Buyer, Seller and their respective attorneys harmless for, from and against all claims, costs, liabilities, penalties or expenses resulting from Escrow Agent’s failure to file the appropriate reports and otherwise comply with the terms of the Internal Revenue Code pursuant to this paragraph.

32.           Descriptive Headings. The descriptive headings of the paragraphs, subparagraphs and other portions of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any provisions herein.

33.           Counterparts. This Agreement may be executed in counterparts, each of which may contain fewer than all signatures but all of which, together, shall constitute a single instrument.

34.           Recordation. This Agreement shall not be recorded.

35.           1031 Exchange. Seller shall have the right to utilize the Property in an exchange pursuant to Section 1031 of the Internal Revenue Code, subject to the following terms and conditions:

35.1         Documents. Any documents to be executed by Buyer in connection with the exchange shall expressly state that Buyer is acting solely as an accommodating party and that Buyer shall have no liability thereunder.

35.2         No Liability for Failure to Achieve Tax Treatment. Buyer shall have no obligation to determine if the requirements of Section 1031 are complied with, and Buyer shall have no liability whatsoever to Seller if Seller fails to achieve the benefits of Section 1031 treatment.

35.3         Indemnity. Seller shall indemnify, defend, and hold Buyer harmless for, from and against all claims, suits, liabilities, costs and damages incurred by or asserted against Seller or Buyer as the result of or arising from Buyer’s participation in the exchange, including, but not limited to, claims and liabilities resulting from the execution and delivery of documents implementing the exchange, and all costs and expenses (including but not limited to reasonable attorneys fees) incurred by Buyer in excess of the costs and expenses that would have been incurred by Buyer had there not been an exchange.

[Signatures on following page.]

IN WITNESS WHEREOF, the parties have executed this Purchase and Sale Agreement as of the date first set forth above.

SELLERS:
SQUAMAR CORPORATION

By:
Joseph S. Squatrito, President/CEO

Date:

Wade Davis

By:
Wade Davis, Individually

Date:

BUYER:

CORNERSTONE REALTY FUND, L.L.C.,
a California limited liability company

By:	Cornerstone Industrial Properties, L.L.C.,
a California limited liability company
Its: Managing Member

By:	Cornerstone Ventures, Inc.,
a California corporation
Its: Managing Member

By:

Its:

Date:

ESCROW AGENT:

Escrow Agent hereby: (i) agrees to be bound by the provisions hereof applicable to Escrow Agent, (ii) agrees to perform its obligations as set forth herein, and (iii) declares that Opening of Escrow has occurred this        day of                       , 2006.

Lawyer’s Title

By:
Marie Volm, Escrow Agent

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

This First Amendment to Purchase and Sale Agreement (the “Amendment”) is made effective as of the 23rd day of May,  2006 (the “Effective Date”) by and between Squarmar Corporation and Wade Davis (“Seller”), and Cornerstone Realty Fund, LLC, a California limited liability company (“Buyer”).

RECITALS:

A.            Buyer and Seller are parties to that certain Purchase and Sale Agreement dated April 6, 2006 (the “Agreement”).

B.            The parties have discovered that the Agreement incorrectly identified the Seller.

C.            In addition, Buyer has assigned its interest to an Affiliate. In connection therewith Seller has agreed to certain language regarding audit requirements of Buyer as set forth herein.

D.            Buyer and Seller desire to amend the Agreement as provided herein..

AGREEMENTS:

1.             Buyer. Seller hereby approves the assignment to Cornerstone Operating Partnership, L.P., a Delaware limited partnership.

2.             Seller. The Seller under the Agreement is IPM, Inc. a Nevada corporation, and Squarmar Limited Partnership. Seller shall confirm its proper entity name prior to Close of Escrow.

3.             Feasibility Termination.      The Feasibility Termination is hereby extended to May 24, 2006.

4.             Initial Deposit.      Buyer’s Initial Deposit of $150,000.00 shall be refunded to Buyer (Cornerstone Realty Fund, LLC) upon Escrow Agent’s receipt of $150,000.00 from Buyer’s Affiliate — Cornerstone Operating Partnership, L.P., a Delaware limited partnership.

5.             Audit. The following Sections are added to the Agreement:

A.            Records. Upon Buyer’s request, for a period of one (1) year after Closing, Seller shall make the operating statements and any and all books, records, tax returns of Seller (but not of the individual members, shareholders or partners of Seller), correspondence, financial data, Leases, delinquency reports and all other documents and matters maintained by Seller or its agents and relating to receipts and expenditures pertaining to the Property (not including construction contracts or items relating to construction costs)  for the one (1) most recent full calendar year and the current calendar year (collectively, the “Records”) available to

Buyer for inspection, copying and audit by Buyer’s designated accountants, and at Buyer’s expense. Seller shall provide Buyer, but without expense to Seller, with copies of, or access to, such factual information as may be reasonably requested by Buyer or its designated accountants, and in the possession or control of Seller, to enable Buyer to file any filings required by the Securities and Exchange Commission in connection with the purchase of the Property.

B.            Audit Letter. Seller agrees to execute and deliver to Buyers auditors in connection with Buyer’s audit of Seller’s financial statements, within thirty (30) days of the Closing, an audit letter in the form attached hereto as Exhibit A.

6.             Counterparts. This First Amendment may be executed in counterparts each of which shall be deemed a fully executed original.

7.             Ratification.  Except as expressly set forth herein and in this First Amendment, the Agreement remains unmodified and in full force and effect. Should there be any conflict between the terms of this First Amendment and the terms of the Agreement the terms of this First Amendment will control. The capitalized terms used herein, unless otherwise indicated, shall have the meanings ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment on the day and year first above written.

“Seller”
SQUAMAR Limited Partnership

By:	/s/ Joseph S. Squatrito
Joseph S. Squatrito, its general partner

Date:

IPM, Inc. a Nevada corporation

By:	/s/ Wade Davis
Wade Davis

Date:

/s/ Wade Davis
Wade Davis

Date:

“Buyer”

CORNERSTONE REALTY FUND, LLC, a
California limited liability Company

By:	/s/

Its:

ASSIGNMENT OF PURCHASE AND SALE AGREEMENT

This Assignment of Purchase and Sale Agreement (this “Assignment”) is made to be effective as of May 24, 2006, by Cornerstone Realty Fund, LLC, a California limited liability company (“Assignor”), and Cornerstone Operating Partnership, L.P., a Delaware limited partnership (“Assignee”).

RECITALS

A.            Assignor, as Buyer, has entered into that certain Purchase and Sale Agreement, dated as of April 6, 2006 (the “Agreement”), with Squamar Corporation and Wade Davis, as Sellers, in respect of the purchase of certain real property located at 2111 South Industrial Park Avenue, Tempe, Arizona, as more particularly described in the Agreement.

B.            Assignor desires to assign all of its interest in the Agreement to Assignee and Assignee desires to accept the assignment.

AGREEMENT

For good and valuable consideration, receipt of which is acknowledged, Assignor assigns to Assignee all of Assignor’s interest in the Agreement. Assignee accepts the assignment and assumes and shall perform all of Assignor’s duties as Buyer under the Agreement.  Assignee agrees to reimburse Assignor for the third party due diligence costs which Assignor has incurred in connection with its evaluation of the property which is the subject of the Agreement.

EXECUTED to be effective as of the day and year first above written.

ASSIGNOR:

CORNERSTONE REALTY FUND, LLC,
a California limited liability company

By: CORNERSTONE INDUSTRIAL PROPERTIES, LLC
its Managing Member

By: CORNERSTONE VENTURES, INC.
its Manager

By:	/s/ Terry G. Roussel
Terry G. Roussel, President

ASSIGNEE:

CORNERSTONE OPERATING PARTNERSHIP L.P.,
a Delaware limited partnership

By: CORNERSTONE CORE PROPERTIES REIT, INC.
its General Partner

By:	/s/ Terry G. Roussel
Terry G. Roussel, President